Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:	Ron Albrecht, Chief Financial Officer
Innovative Solutions & Support, Inc.
(610) 646-0350

Innovative Solutions & Support, Inc. Announces Fiscal 2011

Third Quarter Financial Results

Exton, PA.  — July 27, 2011 — Innovative Solutions & Support, Inc. (NASDAQ: ISSC) today announced its financial results for the fiscal 2011 third quarter ending June 30, 2011.

For the third quarter, the Company reported revenue of $6.0 million.   Gross margins in the quarter were a strong 52.9%.  For the quarter, the Company had a modest operating loss and a net loss of ($78,980) or $0.00 per fully diluted share. Cash flow from operations in the quarter was $0.2 million. For the third quarter of 2010, the Company reported revenues of $7.8 million and net income of $1.4 million, or $0.08 per diluted share.

Geoffrey Hedrick, Chairman and Chief Executive Officer of Innovative Solutions & Support, Inc. said, “Results in the quarter reflect a continued high level of investment in product development and a steady operating performance in a very challenging and uneven market, demonstrating the strength of our strategy to build products capable of serving the general aviation, military/defense and commercial air transport markets.  Through the first nine months of the year, we have not only grown revenues and improved overall financial performance, but also have made significant progress introducing new products and adding new customers.   Our resilient and flexible organization has enabled us to strike a balance between the need to maintain financial discipline in the near term while simultaneously investing to strengthen our product portfolio and improve our competitive position.  Margins remain healthy.  Research and development investment levels have been maintained to further advance our technology.  Despite the continuing weakness in some of our end markets  and delays in contract awards, we are seeing an improvement in order intake.  Our order book grew in the quarter and order intake for the quarter was almost equal to that of the first two quarters combined.  We are confident that the introduction of our Flight Management System and the opening of the B737 market are indicative of the growing interest in the innovative technical approaches that have characterized our Company’s products and will contribute to long term revenue growth.  We will discuss new orders more fully in our conference call tomorrow.”

The Company continues to have a strong balance sheet with cash of $42.6 million and virtually no debt as of June 30, 2011.  Backlog was approximately $27 million at the end of the third quarter, up from approximately $25 million at March 2011.  The backlog is comprised of a wider base of customers and broader set of products.

Nine Month Results

Revenues were $19.2 million for the first three quarters of 2011, up from $17.8 million for the nine months ended June 30, 2010.  For the nine months ended June 30, 2011, net income was $704,952 or $0.04 per share compared to a net loss of ($502,906) or ($0.03) per fully diluted share for the nine months ended June 30, 2010.   Cash flow from operations was $1.9 million for the nine months ended June 30, 2011 compared to $2.6 million for the prior year comparable period.

Roman Ptakowski, President of ISSC, added, “Recent new contracts with BAE, Boeing for the KC-46A Air Force Tanker and our first B737 retrofit illustrate the growing market opportunities resulting from new product development and marketing strategy.  IS&S now has 400 B757/B767 aircraft flat panel display retrofits installed or under contract.  We are leveraging this experience to penetrate the over 1000 aircraft in the B737 classic market.  With the very strong sales of the Company’s recently certified FMS product to Eclipse Aircraft owners, we have tapped a market eager to accept the exceptional values of our Company’s product.  Strategically, we seek to expand into new markets where we can leverage our low-cost, high-quality technology and to broaden our product portfolio.  As the economy rebounds, we expect our recent successes to attract greater market interest.”

Business Outlook

We expect the fourth quarter to be profitable and to generate positive operating cash flow, which will result in a second consecutive full year of profitability.  Our ability to provide specific targets and ranges remains difficult as a result of the current economic climate.  We will provide additional commentary during our earnings conference call.

The Company will be hosting a conference call Thursday, July 28, 2011 at 10:00 AM EDT to discuss these results and its business outlook.  Please use the following dial in number to register your name and company affiliation for the conference call: 877-718-5092. The conference ID# is 6944024. The call will also be carried live on the Investor Relations page of the Company web site at www.innovative-ss.com.

About Innovative Solutions & Support, Inc.

Headquartered in Exton, Pennsylvania, Innovative Solutions & Support, Inc. (www.innovative-ss.com) is a systems integrator engaged in the design, manufacture and marketing of Flat Panel Display Systems, Flight Management Systems, Air Data equipment, Flight Information Computers, Engine and Fuel Measurement and Control Computers, and advanced monitoring systems that measure and display critical flight information. This includes data relative to aircraft separation, airspeed and altitude as well as fuel and instrument measurements.

Certain matters contained herein are “forward-looking” (as such term is defined in the Private Securities Litigation Reform Act of 1995). Because such statements include risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Factors that could cause results to differ materially from those expressed or implied by such forward-looking statements include, but are not limited to, those discussed in filings made by the Company with the Securities and Exchange Commission. Many of the factors that will determine the Company’s future results are beyond the ability of management to control or predict. Readers should not place undue reliance on forward-looking statements, which reflects management’s views only as of the date hereof. The Company undertakes no obligation to revise or update any forward-looking statements, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

Innovative Solutions and Support, Inc.

Consolidated Statement of Operations

(unaudited)

	Three months ended		Nine months ended
	June 30		June 30
	2011	2010	2011	2010

Sales	$5,971,494	$7,813,816	19,247,375	17,794,012

Cost of Sales	2,811,960	3,010,810	8,621,029	8,790,079

Gross Profit	3,159,534	4,803,006	10,626,346	9,003,933

Operating expenses:
Research and development	1,408,794	1,274,872	4,319,228	3,844,282
Selling, general and administrative	1,855,675	1,938,411	5,794,167	5,965,876
Total operating expenses	3,264,469	3,213,283	10,113,395	9,810,158

Operating (loss) income	(104,935)	1,589,723	512,951	(806,225)

Interest income	26,885	69,164	119,740	119,774
Interest expense	(350)	(562)	(1,212)	(1,840)
Other income	7	—	150,010	50,000

(Loss) income before income taxes	(78,393)	1,658,325	781,489	(638,291)

Income tax (benefit) expense	588	270,293	76,538	(135,385)

Net (loss) income	$(78,981)	$1,388,032	$704,951	$(502,906)

Net (loss) income per Common Share
Basic	$(0.00)	$0.08	$0.04	$(0.03)
Diluted	$(0.00)	$0.08	$0.04	$(0.03)

Weighted Average Shares Outstanding
Basic	16,793,529	16,760,759	16,793,529	16,752,973
Diluted	16,793,529	16,799,157	16,839,817	16,752,973

Innovative Solutions and Support, Inc.

Condensed Consolidated Balance Sheet

(unaudited)

	June 30,	September 30,
	2011	2010
ASSETS
Current Assets
Cash and cash equivalents	$42,581,389	$40,916,346
Accounts receivable, net	3,064,685	2,529,976
Inventories	4,376,978	4,656,392
Deferred income taxes	418,853	522,352
Prepaid expenses and other current assets	648,664	982,768

Total current assets	51,090,569	49,607,834

Property and equipment, net	7,557,379	7,761,538

Other assets	243,517	221,150

Total Assets	$58,891,465	$57,590,522

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current Liabilities
Current portion of capitalized lease obligations	$9,908	$9,908
Accounts payable	1,091,482	543,877
Accrued expenses	2,288,975	2,585,060
Deferred revenue	336,410	157,933

Total current liabilities	3,726,775	3,296,778

Long-term portion of capitalized lease obligations	6,431	15,560
Deferred revenue	—	8,688
Deferred income taxes	546,993	649,929
Other liabilities	175,600	151,530

Total Liabilities	4,455,799	4,122,485

Commitments and contingencies	—	—

Shareholders’ Equity

Preferred Stock, 10,000,000 shares authorized, $.001 par value, of which 200,000 shares are authorized as Class A Convertible stock. No shares issued and outstanding at June 30, 2011 and September 30, 2010	—	—

Common stock, $.001 par value: 75,000,000 shares authorized, 18,276,039 and 18,244,701 issued at June 30, 2011 and September 30, 2010	18,276	18,245

Additional paid-in capital	47,094,292	46,831,646
Retained earnings	26,614,604	25,909,652
Treasury stock, at cost, 1,482,510 shares at June 30, 2011 and September 30, 2010	(19,291,506)	(19,291,506)

Total Shareholders’ Equity	54,435,666	53,468,037

Total Liabilities and Shareholders’ Equity	$58,891,465	$57,590,522